CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.
5TH AMENDMENT
This 5TH AMENDMENT (“5th Amendment”) is made and entered into on April 20th, 2023 (“5th Amendment Effective Date”) by and between Daewoong Pharmaceutical Co., Ltd. (“DAEWOONG”) and Evolus, Inc. EVOLUS and
as amends that certain License & Supply Agreement between the Parties dated September 30, 2013, as amended by that certain First Amendment dated February 26, 2014 and that certain Second Amendment dated July 15, 2014 and that certain Third Amendment dated March 23, 2021 and that certain fourth Amendment dated December 12th, 2022 (collectively, the “Original Agreement”)and
WHEREAS, DAEWOONG and EVOLUS desire to amend the Original Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:
1.     CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Original Agreement. All references to the term “Agreement” in the Original Agreement shall be deemed to include all of the terms and conditions of this 5th Amendment.
2.AMENDMENT.
(a)New Definition(s). Article 1 of the Original Agreement is hereby amended by adding the following definition(s):
““National Core Technology” means any Information herein containing important industrial technology designated by the Ministry of Trade, Industry and Energy of the Republic of Korea, pursuant to the Korean Act on Prevention of Divulgence and Protection of Industrial Technology, among others, any information related to the production technology of botulinum toxin-producing strains and botulinum toxin manufacturing process, and/or any information set forth in Common Technical Document ("CTD"), including but not limited to process controls, control of materials, controls of clinical steps and intermediaries, process validation and/or evaluation, manufacturing process development, batch formula, or manufacturing facilities and equipment.””

““Representative” has the meaning set forth in Section 14.2.”
(b)Amendment of Section 14.1. Section 14.1 of the Original Agreement is hereby amended and restated in its entirety and replaced with the following:
“14. 1 Each of the Parties will keep strictly confidential, and not disclose, use or exploit any of the Information of the other Party without prior written consent of such other Party (i) in the case of Information being a trade secret or National Core Technology, as long as such Information remains a trade secret or National Core Technology, and (ii) in the case of any other Information, during the Term of this Agreement and for three (3) years thereafter,, except in the performance of its obligations and exercise of its rights under this Agreement. Each Party will treat the other Party’s Information with the same degree of confidentiality as it keeps its own confidential information (but in no event will it use less than reasonable care with such Information). Notwithstanding the foregoing, the provisions of this Article 14 shall not apply to any information that can be shown by the Receiving Party:
    (a) To have been known or in the possession of the Receiving Party prior to the date of its actual receipt from the Disclosing Party without breaching any provision of this Agreement or any other agreement between the Parties or of any agreement between the Disclosing Party and a Third Party, by such Third Party.
    (b) To be or to have become available to the public other than through any act or omission of the Receiving Party in breach of this Agreement or any other agreement between the Parties;

    (c) To have been disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party that had no obligation to the Disclosing Party not to disclose such information to others; or
    (d) To have been subsequently independently developed by the Receiving Party without use of the Disclosing Party Information as demonstrated by competent contemporaneous tangible records.”

(c)Amendment of Section 14.2. Section 14.2 of the Original Agreement is hereby amended and restated in its entirety and replaced with the following.

“14.2 Receiving Party shall ensure that its Affiliates, directors, officers, employees, agents, and consultants who have access to Information, shall consider and hold any of the Information as herein contemplated; provided that Receiving Party shall restrict access and use of the Disclosing Party’s Information containing National Core Technology either in part or full to the Receiving Party’s Affiliates, directors, officers, employees, agents, and consultants (each a “Representative”), unless any such Representative (i) has a definable need to know or access to Information, and (ii) signs a pledge of confidentiality and agrees not to divulge any Information containing National Core Technology. The Receiving Party shall provide the Disclosing Party with the pledges of confidentiality signed by Representatives upon request by the Disclosing Party.”

(d)Addition of Sections 14.4, 14.8 and 14.9. Article 14 of the Original Agreement is hereby further amended to add the following new Sections 14.8 and 14.9.

14.4. The Receiving Party shall keep Confidential Information belonging to the Disclosing Party in appropriately secure locations. Upon expiration or termination of this Agreement, the Receiving Party, upon the written request of the Disclosing Party, shall (i) promptly return to the Disclosing Party or destroy (with such destruction to be certified to the Disclosing Party in writing by an officer of the Receiving Party) all Confidential Information transferred or prepared by the Disclosing Party and all copies or reproductions of such documents; (ii) use its commercially reasonable efforts to delete all Confidential Information transferred or prepared by the Disclosing Party from any computer, word processor, disk or similar electronic device; and (iii) within ten (10) days of receipt of such written request from the Disclosing Party, certify to the Disclosing Party in writing its compliance with the foregoing; provided, however, that the Receiving Party may retain one (1) copy of any Confidential Information in an appropriately secure location solely for archival purposes, to the extent required by law; provided that such Confidential Information so retained shall remain subject to the confidentiality obligations of this Agreement.

“14.8 Each Party understands and acknowledges that any disclosure or misappropriation of any of Information in violation of this Article 14 may cause the Disclosing Party irreparable harm, the amount of which may be difficult to ascertain and, therefore, agrees that the Disclosing Party shall have the right to apply to a court of competent jurisdiction for an order restraining any such further disclosure or misappropriation and for such other relief as the Disclosing Party deems appropriate. Such right of the Disclosing Party shall be exercisable in addition to the remedies otherwise available at law or in equity.”

“14.9 Without limiting DAEWOONG’s audit right set forth in Section 1.27, for purposes of ensuring the EVOLUS’s compliance with applicable laws and performance of confidentiality obligations hereunder, DAEWOONG shall have the right (“Monitoring Right”) to, including through its Affiliates, or Representatives, (i) visit and inspect the property and premises of EVOLUS and discuss with the responsible directors, officers, and employees of the EVOLUS and (ii) review and examine the internal procedures established and maintained by EVOLUS concerning the protection of Information, and EVOLUS shall cooperate with the exercise of the Monitoring Right by DAEWOONG; provided that (a) DAEWOONG shall give the EVOLUS not less than thirty (30) calendar days’ prior notice in writing; (b) such inspection and/or monitoring shall be performed during normal business hours and shall be limited to the activities related to performance of the confidentiality obligations hereunder; (c) all information provided to DAEWOONG, its Affiliates, or Representatives during any such inspection and/or monitoring shall be deemed Information and is subject to the confidentiality obligations hereunder; (d) DAEWOONG may not exercise the Monitoring Right more than once each calendar year; and (e) DAEWOONG shall bear its own costs of an inspection and/or monitoring set forth herein. DAEWOONG may request EVOLUS to remedy any deficiency identified during the inspection and/or monitoring within fourteen days if the deficiency relates to EVOLUS’s performance of this Agreement, or within sixty (60) days if the deficiency relates to any other matter, including compliance with applicable laws, and EVOLUS shall comply with such request.”

3.SUPPLEMENT.
The Parties have agreed to supplement the Original Agreement as set forth herein.
(a) The Parties agrees that DAEWOONG performs CBPA testing for the purpose of routine release testing for the Product in the European Territories by its designee (“CRO”) and the Parties bear a service fee of such CBPA testing (“Service Fee”) as follows;
- Phase 1 of CBPA testing (“Phase 1”) means the CBPA testing performed before 1) DAEWOONG 's technical transfer for CBPA testing is completed and 2) DAEWOONG conducts CBPA testing on their own. Certificate of Analysis, the result of the Phase 1, will be issued under the name of both DAEWOONG and EVOLUS, and [***].
- Phase 2 of CBPA testing (“Phase 2”) means the CBPA testing performed after 1) DAEWOONG 's technical transfer for CBPA testing is completed and 2) DAEWOONG conducts CBPA testing on their own. Certificate of Analysis, the result of the Phase 2, will be issued under the name of EVOLUS only, and [***].
(b) EVOLUS agrees to reimburse DAEWOONG for Service Fee paid by DAEWOONG to CRO upon the written request of DAEWOONG, and EVOLUS shall pay to DAEWOONG such Service Fee within thirty (30) days from the receipt of the invoice by DAEWOONG.
4.COUNTERPARTS. This 5th Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Signatures to this 5th Amendment transmitted by facsimile, email, portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Agreement shall have the same effect as the physical delivery of the paper document bearing original signatures.
5.NO OTHER AMENDMENTS. Except as herein set forth, the Original Agreement has not been modified and, as amended by this 5th Amendment, remains in full force and effect. To the extent there are any inconsistencies or ambiguities between the specific subject matter of this 5th Amendment and the Original Agreement, the terms of this 5th Amendment shall supersede the Original Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this 5th Amendment effective as of the 5th Amendment Effective Date.

DAEWOONG PHARMACEUTICAL CO., LTD.	Evolus, Inc.
By: /s/Seng-Ho Jeon Name: Seng-Ho Jeon Title: CEO & President	By: /s/David Moatazedi Name: David Moatazedi Title: CEO